EXHIBIT 99.3

                              Quitman Bancorp, Inc.
                          Proposed Holding company for
                          Quitman Federal Savings Bank
                                Quitman, Georgia

                          Proposed Marketing Materials

                                    12-19-97

                               Marketing Materials
                              Quitman Bancorp, Inc.
                                Quitman, Georgia

                                Table of Contents
                                -----------------

I.                Press Releases
                  A.       Explanation
                  B.       Schedule
                  C.       Distribution List
                  D.       Press Release Examples

II.               Advertisements
                  A.       Explanation
                  B.       Schedule
                  C.       Advertisement Examples

III.              Question and Answer Brochure

IV.               Individual Letters and Community Meeting Invitations

V.                IRA Mailing
                  A.       Explanation
                  B.       Quantity
                  C.       IRA Mailing Example

VI.               Counter Cards and Lobby Posters
                  A.       Explanation
                  B.       Quantity

VII.              Proxy Reminder
                  A.       Explanation
                  B.       Example

                                I. Press Releases


A.       Explanation

         In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises the Savings Bank to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

         Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.       Schedule

         1.       OTS Approval of Conversion

         2.       Close of Stock Offering

                              C. Distribution List

                           National Distribution List
                           --------------------------



National Thrift News                         Wall Street Journal
--------------------                         -------------------
212 West 35th Street                         World Financial Center
13th Floor                                   200 Liberty
New York, New York  10001                    New York, NY  10004
Richard Chang

American Banker                              SNL Securities
---------------                              --------------
One State Street Plaza                       Post Office Box 2124
New York, New York  10004                    Charlottesville, Virginia  22902
Michael Weinstein

Barrons                                      Investors Business Daily
-------                                      ------------------------
Dow Jones & Savings Bank                     12655 Beatrice Street
Barrons Statistical Information              Post Office Box 661750
200 Burnett Road                             Los Angeles, California  90066
Chicopee, Massachusetts  01020

New York Times
--------------
229 West 43rd Street
New York, NY  10036

                                Local Media List
                                ----------------

                                (To be provided)


Newspaper
---------



Radio
-----

D.       Press Release Examples
         PRESS RELEASE                             FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                   For More Information Contact:
                                                   Melvin E. Plair, President
                                                   (912) 263-7538

                          QUITMAN FEDERAL SAVINGS BANK
                          ----------------------------

                        CONVERSION TO STOCK FORM APPROVED
                        ---------------------------------

         Quitman, Georgia (________, 1998) - Melvin E. Plair, President of Quitman Federal Savings Bank ("Quitman Federal" or the "Savings Bank"), Quitman, Georgia, announced that Quitman Federal has received approval from the Office of Thrift Supervision to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In connection with the Conversion, Quitman Federal has formed a holding company, Quitman Bancorp, Inc., to hold all of the outstanding capital stock of Quitman Federal Savings Bank.

         Quitman Bancorp, Inc. is offering up to 575,000 shares of its common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of the Savings Bank will have an opportunity to subscribe for stock through a Subscription Offering that closes on ________, 1998. Shares that are not subscribed for during the Subscription Offering may be offered subsequently to the general public in a Direct Community Offering, with first preference given to natural persons residing in Brooks County, Georgia. The Subscription Offering and Community Offering, if conducted, will be managed by Trident Securities, Inc. of Raleigh, North Carolina. Copies of the Prospectus relating to the offerings and describing the Plan of Conversion will be mailed to customers on or about _________, 1998.

         As a result of the Conversion, Quitman Federal will be structured in the stock form as are all commercial banks and an increasing number of savings institutions and will be a wholly-owned subsidiary of Quitman Bancorp, Inc. According to Mr. Plair, "Our day to day operations will not change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

         Customers with questions concerning the stock offering should call Quitman Federal's Stock Information Center at (912) 263-4243, or visit Quitman Federal's office.

PRESS RELEASE                                      FOR IMMEDIATE RELEASE
                                                   ---------------------
                                                   For More Information Contact:
                                                   Melvin E. Plair
                                                   (912) 263-7538

             QUITMAN BANCORP, INC. COMPLETES INITIAL STOCK OFFERING
             ------------------------------------------------------


         Quitman, Georgia - (__________, 1998) Melvin E. Plair, President of Quitman Federal Savings Bank ("Quitman Federal" or the "Savings Bank"), announced today that Quitman Bancorp, Inc., the proposed holding company for Quitman Federal, has completed its initial stock offering in connection with the Savings Bank's conversion from mutual to stock form. A total of __________ shares were sold at the price of $10.00 per share.

         On __________, 1998, Quitman Federal's Plan of Conversion was approved by the Savings Bank's voting members at a special meeting of members.

         Mr. Plair said that the officers and boards of directors of Quitman Bancorp, Inc. and the Savings Bank wished to express their thanks for the response to the stock offering and that Quitman Federal looks forward to serving the needs of its customers and new stockholders as a community-based stock institution. The stock is anticipated to commence trading on __________, 1998 on the OTC Electronic Bulletin Board under the symbol "QMAN". Trident Securities, Inc. of Raleigh, North Carolina managed the stock offering.

                               II. Advertisements

A.       Explanation

         The intended use of the attached advertisement "A" is to notify Quitman Federal's customers and members of the local community that the conversion offering is underway.

         The intended use of advertisement "B" is to remind Quitman Federal's customers of the closing date of the Subscription Offering.

B.       Media Schedule

         1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.
         2. Advertisement B - To be run during the last week of the subscription offering.


         Trident may feel it is necessary to run more ads in order to remind customers of the close of the Subscription Offering and the Community Offering, if conducted.

         Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

         These ads will run in the local newspapers.

         The ad size will be as shown or smaller.

Advertisement (B)
--------------------------------------------------------------------------------




                                 QUITMAN FEDERAL


                       __________, 1998 IS THE DEADLINE TO
                      ORDER STOCK OF QUITMAN BANCORP, INC.



                    Customers of Quitman Federal Savings Bank
                              have the opportunity
                    to invest in Quitman Federal Savings Bank
                                 by subscribing
                for common stock in its proposed holding company


                              QUITMAN BANCORP, INC.


                  A Prospectus relating to these securities is
                    available at our office or by calling our
                   Stock Information Center at (912) 263-4243.



               This announcement is neither an offer to sell nor a
                  solicitation of an offer to buy the stock of
               Quitman Bancorp, Inc. The offer is made only by the
                 Prospectus. The shares of common stock are not
              deposits or savings accounts and will not be insured
                  by the Federal Deposit Insurance Corporation
                         or any other government agency.

Copies of the Prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.



--------------------------------------------------------------------------------

                        III. Question and Answer Brochure



A.       Explanation

         The Question and Answer brochure is an essential marketing piece in any conversion. It serves two purposes: a) to answer some of the most commonly asked questions in "plain, everyday language"; and b) to highlight in brochure form the purchase commitments of the Savings Bank's officers and directors shown in the Prospectus. Although most of the answers are taken verbatim from the Prospectus, it saves the individual from searching for the answer to a simple question.

B.       Method of Distribution

         There are four primary methods of distribution of the Question and Answer brochure. However, regardless of the method the brochures are always accompanied by a Prospectus.

         1. A Question and Answer brochure is sent out in the initial mailing to all members of the Savings Bank.
         2. Question and Answer brochures are available in Quitman Federal's office.
         3. Question and Answer brochures are sent out in a standard information packet to all interested investors who phone the Stock Information Center requesting information.

                     PROPOSED OFFICER AND DIRECTOR PURCHASES

                                   Total Shares  Aggregate Price of  Percent of Shares
Name and Position                  Purchased      Shares Purchased       Purchased
-----------------                  ---------      ----------------   -----------------

Claude R. Butler                     10,000           $100,000             2.0%
   Chairman
Larry Cunningham                      5,000             50,000             1.0%
   Vice Chairman
Walter B. Holwell                     3,500             35,000             0.7%
   Director
John W. Romaine                       6,000             60,000             1.1%
   Director
Daniel M. Mitchell, Jr               10,000            100,000             2.0%
   Director
Melvin E. Plair                       1,500             15,000             0.4%
   Director, President and CEO
Peggy Forgione                        2,500             25,000             0.5%
   Vice President and Controller     ------           --------             ---

                                     38,500           $385,000             7.7%


                              QUESTIONS AND ANSWERS
                                    REGARDING
                             THE PLAN OF CONVERSION


On October 14, 1997, the Board of Directors of Quitman Federal Savings Bank ("Quitman Federal" or the "Savings Bank") unanimously adopted the Plan of Conversion, pursuant to which Quitman Federal will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In addition, all of Quitman Federal's outstanding capital stock will be issued to Quitman Bancorp, Inc. (the "Holding Company"), which was organized by Quitman Federal Savings Bank to own Quitman Federal Savings Bank as a subsidiary.

This brochure is provided to answer general questions you might have about the Conversion. Following the Conversion, Quitman Federal Savings Bank will continue to provide financial services to its depositors, borrowers and other customers as it has in the past and will operate with its existing management and employees. The Conversion will not affect the terms, balances, interest rates or existing federal insurance coverage on Quitman Federal's deposits or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Quitman Federal Savings Bank.

For complete information regarding the Conversion, see the Prospectus and the Proxy Statement dated __________ __, 1998. Copies of each of the Prospectus and the Proxy Statement may be obtained by calling the Stock Information Center at
(912) 263-4243.

THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY QUITMAN BANCORP, INC. COMMON STOCK. OFFERS TO BUY OR TO SELL MAY BE MADE ONLY BY THE PROSPECTUS. PLEASE READ THE PROSPECTUS PRIOR TO MAKING AN INVESTMENT DECISION. THE SHARES OF QUITMAN BANCORP, INC. COMMON STOCK BEING OFFERED IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                              QUESTIONS AND ANSWERS

                              Quitman Bancorp, Inc.
                        (the proposed holding company for
                          Quitman Federal Savings Bank)

Questions and Answers Regarding the Subscription and Community Offerings

                           MUTUAL TO STOCK CONVERSION
                           --------------------------

1.       Q.       What is a "Conversion"?
         A.       Conversion  is a change  in the  legal  form of  organization.
                  Quitman   Federal   Savings  Bank  currently   operates  as  a
                  federally-chartered  mutual savings bank with no stockholders.
                  Through  the   Conversion,   Quitman  Federal  will  become  a
                  federally-chartered stock savings bank, and the stock of its holding company, Quitman Bancorp, Inc. will be held by stockholders who purchase stock in the Subscription and Community Offerings or in the open market following the Offerings.

2.       Q.       Why is Quitman Federal Savings Bank converting?
         A.       Quitman  Federal,  as a  mutual  savings  bank,  does not have stockholders  and has no authority to issue capital stock.  By converting to the stock form of organization, the Savings Bank will be structured in the form used by commercial  banks, most
                  business   entities   and  a   growing   number   of   savings
                  institutions.  The Conversion  will be important to the future growth and  performance  of Quitman  Federal  by  providing  a larger  capital  base from which the Savings Bank may operate, the ability to attract and retain qualified management through
                  stock-based  employee  benefit  plans,   enhanced  ability  to
                  diversify into other financial services related activities and expanded ability to render services to the public.

                  The Board of Directors and management of Quitman Federal believe that the stock form of organization is preferable to the mutual form of organization for a financial institution. The Board and management recognize the decline in the number of mutual thrifts from over 12,500 mutual institutions in 1929 to under 800 mutual thrifts today.

                  Quitman Federal believes that converting to the stock form of organization will allow Quitman Federal to more effectively compete with local community banks, thrifts, and with statewide and regional banks, which are in stock form. Quitman

                  Federal believes that by combining its existing quality service and products with a local ownership base, the Savings Bank's customers and community members who become stockholders will be inclined to do more business with Quitman Federal.

                  Furthermore, because Quitman Federal competes with local and regional banks not only for customers, but also for employees, Quitman Federal Savings Bank believes that the stock form of organization will better afford Quitman Federal the opportunity to attract and retain employees, management and directors through various stock benefit plans which are not available to mutual savings institutions.

3.       Q.       Is Quitman  Federal's mutual to  stock  conversion  beneficial to the communities that the Savings Bank serves?
         A.       Management believes that the structure of the Subscription and
                  Community Offerings is in the best interest of the communities that Quitman  Federal serves because  following the Conversion it is  anticipated  that a  significant  portion of the Common
                  Stock will be owned by local  residents  desiring  to share in the  ownership  of a local  community  financial  institution.
                  Management desires that a significant portion of the shares of common stock sold in the  Offerings  will be sold to residents
                  of  the  Savings  Bank's  Local   Community   (Brooks  County,
                  Georgia).

4.       Q.       What effect will the Conversion have on deposit  accounts  and loans?
         A.       Terms and balances of accounts in Quitman Federal and interest rates paid on such accounts will not be affected by the Conversion. Insurable accounts will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum amount permitted by law. The Conversion also will not affect the terms or conditions of any loans to existing borrowers or the rights and obligations of these borrowers under their individual contractual arrangements with Quitman
                  Federal.

5.       Q.       Will  the  Conversion  cause  any changes in Quitman Federal's personnel?
         A.       No. Both before and after the  Conversion,  Quitman  Federal's business of accepting deposits, making loans and providing financial services will continue without interruption with the same board of directors, management and staff.

6.       Q.       What approvals must be received before the Conversion  becomes effective?
         A.       First,  the Board of Directors  of Quitman  Federal must adopt the Plan of  Conversion,  which  occurred on October 14, 1997.
                  The Plan of  Conversion  was then amended on  _______________.
                  Second,  the Office of Thrift  Supervision  must  approve  the
                  applications   required  to  effect  the   Conversion.   These
                  approvals have been obtained. Third, the Plan of Conversion must be approved by a majority of all votes eligible to be cast by Quitman Federal's voting members. A Special Meeting of voting members will be held on __________ __, 1998, to consider and vote upon the Plan of Conversion.

                               THE HOLDING COMPANY
                               -------------------

7.       Q.       What is a holding company?
         A.       A holding  company is a Savings Bank that owns another entity.
                  Concurrent with the  Conversion,  Quitman Federal Savings Bank will become a subsidiary of Quitman  Bancorp,  Inc., a holding company  organized  by Quitman  Federal to acquire  all of the
                  capital   stock  of  Quitman   Federal   Savings  Bank  to  be
                  outstanding after the Conversion.

8.       Q.       If I decide to buy stock in this  offering,  will I own  stock in the  Holding  Company or Quitman Federal Savings Bank?
         A.       You will own stock in Quitman Bancorp,  Inc. However,  Quitman
                  Bancorp, Inc., as a holding company, will own all of the outstanding capital stock of Quitman Federal Savings Bank.

9.       Q.       Why did the Board of Directors form the Holding Company?
         A.       The Board of Directors believes that the Conversion of Quitman
                  Federal Savings Bank and the formation of the Holding Company will result in a stronger financial institution with the ability to provide additional flexibility to diversify the Savings Bank's business activities. The Holding Company will also be able to use stock-based incentive programs to attract and retain executive and other personnel.

                          ABOUT BECOMING A STOCKHOLDER
                          ----------------------------

10.      Q.       What are the Subscription and Community  Offerings?
         A.       Under  the  Plan of  Conversion  adopted  by  Quitman  Federal
                  Savings Bank, the Holding  Company is offering shares of stock in the  Subscription  Offering,  to certain current and former customers  of the  Savings  Bank  and to  the  Savings  Bank's
                  Employee Stock  Ownership Plan ("ESOP").  Shares which are not subscribed for in the  Subscription  Offering,  if any, may be
                  offered to the  general  public in a Community  Offering  with
                  preference   given  to  natural   persons  who  are  permanent
                  residents  of  the  Savings  Bank's  Local  Community  (Brooks
                  County).  These  Offerings  are  consistent  with the  board's objective  of  Quitman  Bancorp,  Inc.  being a locally  owned financial institution. The Subscription Offering and Community
                  Offering,   if   conducted,   are  being  managed  by  Trident
                  Securities,  Inc.  It  is  anticipated  that  any  shares  not
                  subscribed  for  in  either  the   Subscription  or  Community
                  Offerings  may be offered for sale in a  Syndicated  Community
                  Offering, which is an offering on a best efforts basis by a selling group of broker-dealers.

11.      Q.       Must I pay a  commission  to buy  stock  in  conjunction  with the Subscription, Community or Syndicated Community Offerings?
         A.       No.  You  will   not  pay  a  commission  to  buy  the   stock
                  if the stock is purchased in the Subscription Offering or Community Offering, if conducted.

12.      Q.       How many shares of Quitman Bancorp, Inc. stock will be  issued in the Conversion?
         A.       It is  currently  expected  that  between  425,000  shares and
                  575,000 shares of common stock will be sold at a price of $10.00 per share. Under certain circumstances the number of shares may be increased to 661,250.

13.      Q.       How was the price determined?
         A.       The  aggregate  price of the common  stock was  determined  by
                  FinPro, Inc., an independent appraisal firm specializing in the thrift industry, and was approved by the Office of Thrift
                  Supervision. The price is based on the pro forma market value of Quitman Federal Savings Bank and the Holding Company as determined by the independent evaluation.

14.      Q.       Who is entitled to buy stock in the Conversion?
         A.       The  shares  of  Quitman  Bancorp,  Inc.  to be  issued in the
                  Conversion are being offered in the  Subscription  Offering in the  following  order of priority  to: (i) The term  "Eligible
                  Account  Holders"  shall  hereinafter  mean  depositors  whose accounts  in the  Savings  Bank  total  $50.00  or  more as of
                  December  31,  1995,  (ii)  the  Savings  Bank's  ESOP,  (iii)
                  depositors  with $50.00 or more on deposit at the Savings Bank as of December 31, 1997,  other than Eligible Account Holders,
                  ("Supplemental Eligible Account Holders"), (iv) depositors and borrowers of the Savings Bank as of _____________, 1998, other
                  than  Eligible  Account  Holders  and  Supplemental   Eligible
                  Account Holders ("Other  Members"),  subject to the priorities and purchase  limitations set forth in the Plan of Conversion.
                  Subject to the prior rights of holders of subscription rights,
                  Common Stock not subscribed for in the  Subscription  Offering may be offered in the Community Offering to certain members of the general public,  with preference  given to natural persons and trusts of natural  persons  residing in the Savings Bank's
                  Local  Community   (Brooks  County).   Shares,   if  any,  not
                  subscribed for in the Subscription or Community Offerings may be offered to the general public in a Syndicated Community
                  Offering.

15.      Q.       Are the subscription rights transferable?
         A.       No.  Subscription rights granted to Quitman Federal's Eligible
                  Account  Holders,  Supplemental  Eligible  Account Holders and
                  Other Members in the Conversion are not transferable.  Persons violating such prohibition,  directly or indirectly,  may lose their right to purchase stock in the Conversion and be subject to other possible sanctions.  It is the responsibility of each
                  subscriber   qualifying   as  an  Eligible   Account   Holder,
                  Supplemental Eligible Account Holder or Other Member to list completely all account numbers for qualifying savings accounts or loans as of the qualifying date on the stock order form.

16.      Q.       What are the minimum and maximum numbers of shares that I  can purchase in the Conversion?
         A.       The  minimum  number of shares is 25.  The  maximum  number of shares that may be purchased in aggregate in the Conversion by any person or person exercising rights through one account other than the ESOP, is 6,000 shares. The maximum purchase for any person or entity, together with associates and those acting in concert is 10,000 shares.

17.      Q.       Are the Board of Directors and  management of Quitman  Federal
                  Savings Bank buying a significant amount of the stock of the Holding Company?
         A.       Directors  and  executive  officers  of the  Savings  Bank are expected to subscribe for 38,500 shares. The purchase price paid by directors and executive officers will be the same
                  $10.00 per share price as that paid by all other persons who order stock in the Subscription or Community Offerings.

18.      Q.       How do I subscribe for shares of stock?
         A.       To subscribe for shares of stock in the Subscription Offering, you should send or deliver an original stock order form together with full payment (or appropriate instructions for withdrawal from permitted deposit accounts as described below) to Quitman Federal Savings Bank in the postage-paid envelope provided. The stock order form and payment or withdrawal authorization instructions must be received prior to the close of the Subscription Offering, which will terminate at 12:00 p.m., Local Time, on __________ __, 1998, unless extended.
                  Payment for shares may be made in cash (if made in person) or by check or money order. Subscribers who have deposit accounts with Quitman Federal may include instructions on the stock order form requesting withdrawal from such deposit account(s) to purchase shares of Quitman Bancorp, Inc. Withdrawals from certificates of deposit may be made without incurring an early withdrawal penalty.

                  If shares remain available for sale after the expiration of the Subscription Offering, they may be offered in the Community Offering, which may commence at any time after the commencement of the Subscription Offering and may terminate at any time without notice, but may not terminate later than , 1998. Persons who wish to order stock in the Community Offering should return their stock order form as soon as possible after the Community Offering begins. Members of the general public should contact the Stock Information Center at
                  (912)263-4243 for additional information.

19.      Q.       May I use funds in a retirement account to purchase stock?
         A.       Yes.  If you  are  interested  in  using  funds  held  in your retirement  account at Quitman Federal Savings Bank, the Stock
                  Information Center can assist you in transferring those funds to a self-directed IRA, if necessary, and directing the trustee to purchase the stock. This process may be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account. Due to the additional paperwork involved, IRA transfers must be completed by _________. For additional information, call the Stock Information Center at (912) 263-4243.

20.      Q.      Will I receive interest on funds I submit for a stock purchase?
         A. Yes. Quitman Federal will pay interest at its passbook savings account rate from the date the funds are received until completion of the stock offering or termination of the Conversion. All funds authorized for withdrawal from deposit accounts with Quitman Federal will continue to earn interest at the contractual rate until the date of the completion of the Conversion.

21.      Q.       May I  obtain a loan  from  Quitman  Federal  Savings  Bank to pay for  shares  purchased  in the Conversion?
         A.       No. Federal regulations  prohibit Quitman Federal Savings Bank
                  from  making  loans  for  this   purpose.   However,   federal
                  regulations do not prohibit you from obtaining a loan from another source for the purpose of purchasing stock in the Conversion.

22.      Q.       If I buy stock in the Conversion,  how would I go about buying additional shares or selling shares in the aftermarket?
         A.       Quitman Bancorp,  Inc., as a newly organized Savings Bank, has never issued capital stock, and consequently there is no established market for its Common Stock at this time. Quitman
                  Bancorp, Inc. has requested that Trident Securities, Inc. make a market for the Common Stock through the OTC Bulletin Board.
                  However, it is unlikely that an active trading market for the Common Stock will develop, and there can be no assurance that the shares of Common Stock being offered in the Conversion can be resold at or above the $10.00 purchase price.

23.      Q.       What is the Holding company's dividend policy?
         A.       The Board of  Directors  of the  Holding  company  intends  to adopt a policy of paying regular  semi-annual  cash dividends.
                  Upon  Conversion,  Quitman  Bancorp's  Board of Directors will have the authority to declare dividends on the shares, subject to statutory  and  regulatory  requirements.  Quitman  Bancorp expects  initially to pay  semi-annual  cash  dividends on the shares at a rate of 2.0% per  annum  ($.20 per share per annum based on the $10.00 per share offering price) commencing after the first quarter of 1999. However,  declarations of dividends by the  board  of  directors  will  depend  upon a  number  of factors,  including:  (i)  the  amount  of  the  net  proceeds
                  retained  by  Bancorp  in  the  Conversion,   (ii)  investment
                  opportunities  available,  (iii)  capital  requirements,  (iv)
                  regulatory   limitations,   (v)  results  of  operations   and
                  financial  condition,  (vi)  tax  considerations,   and  (vii)
                  general   economic    conditions.    Upon   review   of   such
                  considerations, the board may authorize future dividends if it
                  deems  such  payment   appropriate   and  in  compliance  with
                  applicable  law and  regulation.  No  assurance  can be given, however, that the payment of dividends,  once commenced,  will continue.  In  addition,  from  time to time in an  effort  to manage capital at a reasonable  level, the board may determine that it is prudent to pay special cash dividends. Special cash dividends  may be paid in addition to, or in lieu of,  regular cash  dividends.  There  can  be  no  assurance  that  special dividends
                  will be paid,  or,  if paid,  will  continue  to be paid.  See
                  "Historical   and  Pro   Forma   Capital   Compliance,"   "The
                  Conversion--Effects  of Conversion to Stock Form on Savers and
                  Borrowers   of  Quitman   Federal--Liquidation   Account"  and
                  "Regulation--Dividend    and   Other   Capital    Distribution
                  Limitations."

24.      Q.       Will the FDIC insure the shares of the holding company?
         A.       No. The  shares  of  Quitman  Bancorp,  Inc.  are  not savings deposits or savings accounts and are not insured by the FDIC or any other government agency.

25.      Q.       If I subscribe  for shares and later change my  mind,  will  I be able to get a refund or modify my order?
         A.       No. Your order cannot be canceled, withdrawn or modified  once it has been received by Quitman Federal without the consent of Quitman Federal.

                    ABOUT VOTING "FOR" THE PLAN OF CONVERSION
                    -----------------------------------------

26.      Q.       Am I eligible  to vote at the  Special  Meeting of  Members to be held to  consider  the Plan of Conversion?
         A.       You are eligible to vote at the Special  Meeting of Members to be held on __________ __, 1998 if you were a depositor or borrower of Quitman Federal Savings Bank at the close of business on the Voting Record Date (_______, 1998) and continue as such until the Special Meeting. If you were a member on the Voting Record Date, you should have received a proxy statement and a proxy card with which to vote.

27.      Q.       How many votes do I have?
         A.       Each account  holder is entitled to one vote for each $100, or fraction thereof, on deposit in such account(s). Each borrower member is entitled to cast one vote in addition to the number of votes, if any, he or she is entitled to cast as an account holder. No member may cast more than 1,000 votes.

28.      Q.       If I vote "against" the Plan of Conversion and it is approved, will I be prohibited from buying stock during the Subscription
                  Offering?
         A.       No. Voting against the Plan of Conversion in no way  restricts you from purchasing Quitman Bancorp, Inc. stock in the Subscription Offering.

29.       Q.      Did  the  Board  of  Directors of Quitman Federal Savings Bank
                  unanimously adopt  the  Plan of Conversion?
          A       Yes.  Quitman Federal's Board of Directors unanimously adopted
                  the Plan of   Conversion and urges that all members vote "FOR"
                  approval of such Plan.

30.       Q.      What  happens if Quitman  Federal  Savings  Bank does not  get enough votes to approve the Plan of Conversion?
          A.      The Conversion would not take place, and Quitman Federal would remain a mutual savings institution.

31.      Q.       As  a  qualifying  depositor  or  borrower  of Quitman Federal
                  Savings Bank, am I required to vote?
         A.       No.  However,  failure to return your proxy card or  otherwise vote will have the same effect as a vote AGAINST the Plan of Conversion.

32.      Q.       What is a Proxy Card?
         A.       A proxy card gives you the ability to vote  without  attending the Special Meeting in person. If you received more than one informational packet, then you should vote the proxy cards in all packets. Your proxy card(s) is (are) located in the window sleeve of your informational packet(s).

                  You may attend the meeting and vote, even if you have returned your proxy card, if you choose to do so. However, if you are unable to attend, you still are represented by proxy.
                  Previously executed proxies, other than those proxies sent pursuant to the Conversion, will not be used to vote for approval of the Plan of Conversion, even if the respective members do not execute another proxy or attend the Special Meeting and vote in person.

33.      Q.       How  can  I  get  further  information  concerning  the  stock offering?
         A.       You may call the Stock  Information  Center at (912)  263-4243
                  for  further   information   or  to  request  a  copy  of  the
                  Prospectus, a stock order form, a proxy statement or a proxy card.

         THIS INFORMATION DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY QUITMAN BANCORP, INC. COMMON STOCK. SUCH OFFERS AND SOLICITATIONS MAY BE MADE ONLY BY MEANS OF THE PROSPECTUS. COPIES OF THE PROSPECTUS MAY BE OBTAINED BY CALLING THE STOCK INFORMATION CENTER AT (912) 263-4243.
         THE SHARES OF QUITMAN BANCORP, INC. COMMON STOCK BEING OFFERED ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE SAVINGS BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

            IV. Individual Letters and Community Meeting Invitations


A.    Explanation

In order to educate the public about the stock offering, Trident suggests holding community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of the Savings Bank submit a list of acquaintances that he or she would like to invite to a community meeting.

B.    Method of Distribution of Invitations and Prospect Letters

Each Director submits his list of prospects. Invitations are sent to each Director's prospects through the mail. All invitations are preceded by a Prospectus and all attendees are given a Prospectus at the meeting. Letters will be sent to prospects to thank them for their attendance and to remind them of closing dates.

C. Examples enclosed.

                    (Quitman Federal Savings Bank Letterhead)

                               ____________, 1998

Dear Valued Customer:

         Quitman Federal Savings Bank ("Quitman Federal" or the "Savings Bank") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Quitman Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Quitman Bancorp, Inc., the proposed holding company for the Savings Bank.
         For over 61 years, Quitman Federal has successfully operated as a mutual savings bank. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage deposits at the Savings Bank, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Savings Bank. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Savings Bank.
         As one of our valued members, you have the opportunity to invest in the Savings Bank's future by purchasing stock in Quitman Bancorp, Inc. during the Subscription Offering, without paying a sales commission.
         If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by the Savings Bank not later than 12:00 p.m. Local Time on __________, 1998.
         Enclosed is a proxy card. Your Board of Directors solicits your vote "FOR" the Savings Bank's Plan of Conversion. A vote in favor of the Plan does not obligate you to purchase stock. Please sign and return your proxy card promptly; your vote is important to us.
         We have also enclosed a Prospectus and Proxy Statement which fully describes Quitman Federal, its management, board and financial strength and the Plan of Conversion. Please review it carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (912)263-4243.
         We look forward to continuing to provide quality financial services to you in the future.

                                            Sincerely,


                                            Melvin E. Plair
                                            President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                    (Quitman Federal Savings Bank Letterhead)

                               ____________, 1998

Dear Interested Investor:

         Quitman Federal Savings Bank ("Quitman Federal " or the "Savings Bank") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of the Savings Bank in that it allows customers, community members, directors and employees an opportunity to own stock in Quitman Bancorp, Inc., the proposed holding company for the Savings Bank.

         For over 61 years, Quitman Federal has successfully operated as a mutual savings bank. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Savings Bank deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with the Savings Bank.

         Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of the Savings Bank.

         Enclosed is a Prospectus which fully describes Quitman Federal, its management, board and financial strength. Please review it carefully before you make an investment decision. If you decide to invest, please return to Quitman Federal a properly completed stock order form together with full payment for shares at your earliest convenience but not later than 12:00 p.m. Local Time on _________, 1998. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (912) 263-4243.

         We look forward to continuing to provide quality financial services to you in the future.

                                            Sincerely,


                                            Melvin E. Plair
                                            President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                    (Quitman Federal Savings Bank Letterhead)

                               ____________, 1998

Dear Friend:

         Quitman Federal Savings Bank ("Quitman Federal " or the "Savings Bank") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Quitman Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Quitman Bancorp, Inc., the proposed holding company for the Savings Bank.
         For over 61 years, Quitman Federal has successfully operated as a mutual savings bank. We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on the Savings Bank deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Quitman Federal.
         Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Quitman Federal.
         Our records indicate that you were a depositor of Quitman Federal on December 31, 1995 but that you were not a member on _____________, 1998. Therefore, under applicable law, you are entitled to subscribe for Common Stock in Quitman Bancorp, Inc.'s Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on _________, 1998 and upon receipt of all required regulatory approvals.
         If you decide to exercise your subscription rights to purchase shares, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by Quitman Federal not later than 12:00 p.m. Local Time on _________, 1998.
         Enclosed is a Prospectus which fully describes the Savings Bank, its management, board and financial strength. Please review it carefully before you invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at
(912)263-4243.
         We look forward to continuing to provide quality financial services to you in the future.

                                            Sincerely,

                                            Melvin E. Plair
                                            President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

                    (Quitman Federal Savings Bank Letterhead)

                                ___________, 1998

Dear Member:

        As a qualified member of Quitman Federal Savings Bank ("Quitman Federal" or the "Savings Bank"), you have the right to vote upon the Savings Bank's proposed Plan of Holding Company Conversion and also generally have the right to subscribe for shares of common stock of Quitman Bancorp, Inc., the proposed holding company for Quitman Federal through the mutual to stock conversion of Quitman Federal Savings Bank. However, the proposed plan of Holding Company Conversion provides that Quitman Bancorp, Inc. will not offer stock in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require Quitman Bancorp, Inc. to register its common stock and /or its employees in order to sell the common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

         You may vote on the proposed Plan of Holding Company Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to Quitman Federal Savings Bank's Stock Information Center at
(912)263-4243.


                                                 Sincerely,


                                                 Melvin E. Plair
                                                 President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and Proxy Statement. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

Sent to prospects who are customers*


                              _______________, 1998

&salutation& &firstname& &last name&
&address&
&city&, &state& &zip&

Dear &prefername&

       Recently you may have read in the newspaper that Quitman Federal Savings Bank (the "Savings Bank") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. This is the most significant event in the history of Quitman Federal in that it allows customers, employees and directors the opportunity to share in Quitman Federal Savings Bank's future by becoming charter stockholders of the Savings Bank's newly-formed holding company, Quitman Bancorp, Inc.

       As a customer of Quitman Federal, you should have received a packet of information regarding the conversion, including a Prospectus and a Proxy Statement. In addition, we are holding several presentations for friends of the officers and directors to discuss the stock offering in more detail. You will receive an invitation in the near future.

       Please feel free to call me or Quitman Federal's Stock Information Center at (912) 263-4243 if you have any questions. I look forward to seeing you at one of our informational presentations.

                                   Sincerely,


                                   Melvin E. Plair
                                   President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to prospects who are not customers*

                               ____________, 1998


&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

         Recently you may have read in the newspaper that Quitman Federal Savings Bank (the "Savings Bank") will be converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. This is the most significant event in the history of Quitman Federal in that it allows customers, employees and directors the opportunity to share in Quitman Federal's future by becoming charter stockholders of the Savings Bank's holding company, Quitman Bancorp, Inc.

         [Director] has asked that you be sent a Prospectus and stock order form which will allow you to become a charter stockholder, should you desire. In addition, we are holding several presentations for friends of the officers and directors of Quitman Federal Savings Bank to discuss the stock offering in more detail. You will receive an invitation in the near future.

         Please feel free to call me or Quitman Federal's Stock Information Center at (912) 263-4243 if you have any questions. I look forward to seeing you at one of our information presentations.

                                            Sincerely,


                                            Melvin E. Plair
                                            President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

*Sent to those attending a community meeting*

                               ____________, 1998

&salutation& &firstname& &lastname&
&address&
&City&, &state& &zip&

Dear &prefername&:

         Thank you for attending our informational presentation relating to Quitman Federal Savings Bank 's conversion to a stock savings bank. The information presented at the meeting and the Prospectus you recently received should assist you in making an informed investment decision.

         Obviously, we are excited about this stock offering and the opportunity to share in the future of Quitman Federal. This conversion is the most important event in our history and it gives the Savings Bank the strength to compete in the future and will provide the Savings Bank additional corporate flexibility.

         We may contact you in the near future to get an indication of your interest in our offering. If you make a decision to invest, please return your properly completed stock order form no later than ___________, 1998. If you have any questions, please call the Stock Information Center at (912)263-4243.

                                   Sincerely,



                                   Melvin E. Plair
                                   President

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Sent to those not attending a community meeting *

                                 _________, 1998

&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

         I am sorry you were unable to attend our recent presentation regarding Quitman Federal Savings Bank's mutual to stock conversion. The Board of Directors and management team of Quitman Federal are committed to contributing to long term shareholder value and as a group we are personally investing approximately $385,000 of our own funds. We are enthusiastic about the stock offering and the opportunity to share in the future of Quitman Federal Savings Bank.

         We have established a Stock Information Center to assist you with any questions regarding the stock offering. Should you require any assistance between now and ___________, 1998, I encourage you to either stop by our Stock Information Center or call (912) 263-4243.

         I hope you will join me as a charter stockholder in Quitman Bancorp, Inc.

                                            Sincerely,



                                            Melvin E. Plair
                                            President



This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

* Final Reminder Letter *

                                 _________, 1998


&salutation&firstname&lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

         I am writing to remind you that the deadline for purchasing stock in Quitman Bancorp, Inc. is quickly approaching. I hope you will join me in becoming a charter stockholder in one of Georgia's newest publicly owned financial institutions.

         The deadline for becoming a charter stockholder is ____________, 1998. If you have any questions, please call our Stock Information Center at (912) 263-4243.

         Once again, I look forward to having you join me as a charter stockholder in Quitman Bancorp, Inc.

                                           Sincerely,



                                           Melvin E. Plair
                                           President


This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

================================================================================

                           The Directors and Officers

                                       of

                          Quitman Federal Savings Bank

                     cordially invite you to attend a brief

                  presentation regarding the stock offering of

               Quitman Bancorp, Inc., our proposed holding company




                              Please join us at the

                                 --------------


                              ---------------------

                           ---------------------------

                                  ------------

                                  ------------

                                for refreshments




YOU MUST RESPOND BY ____________ TO RESERVE A SEAT
R.S.V.P. (912) 263-4243



================================================================================

                                 V. IRA Mailing

A.       Explanation

         A special IRA mailing is proposed to be sent to all IRA customers of the Savings Bank in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Savings Bank.

B.       Quantity

         One IRA letter is proposed to be mailed to each IRA customer of the Savings Bank. These letters would be mailed following OTS approval for the conversion and after each customer has received the initial mailing containing a Proxy Statement and a Prospectus.

C.       Example - See following page.

                    (Quitman Federal Savings Bank Letterhead)


                               __________ __, 1998

Dear Individual Retirement Account Participant:

         As  you  know,  Quitman  Federal  Savings  Bank  is in the  process  of converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank and has formed Quitman Bancorp, Inc. to hold all of the stock of Quitman Federal Savings Bank (the "Conversion"). Through the Conversion, certain current and former depositors and borrowers of Quitman Federal have the opportunity to purchase shares of common stock of Quitman Bancorp, Inc. in a Subscription Offering. Quitman Bancorp, Inc. currently is offering up to 575,000 shares, subject to adjustment, of Quitman Bancorp, Inc. at a price of $10.00 per share.

         As the holder of an individual retirement account ("IRA") at Quitman Federal Savings Bank, you have an opportunity to become a shareholder in Quitman Bancorp, Inc. using funds being held in your IRA. If you desire to purchase shares of common stock of Quitman Bancorp, Inc. through your IRA, Quitman Federal can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

         If you are interested in ordering Quitman Bancorp, Inc. common stock utilizing IRA funds, you must contact our Conversion Center at (912) 263-4243 by ___________.

                                   Sincerely,



                                   Melvin E. Plair
                                   President

This letter is neither an offer to sell nor a solicitation of an offer to buy Quitman Bancorp, Inc. common stock. The offer is made only by the Prospectus, which was recently mailed to you.

THE SHARES OF QUITMAN BANCORP, INC. COMMON STOCK ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                       VI. Counter Cards and Lobby Posters



A.       Explanation

         Counter cards and lobby posters serve two purposes: (1) As a notice to Quitman Federal Savings Bank's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Trident has learned in the past that many people forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.       Quantity

         Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk.
         Approximately 1 - 2 Lobby posters will be used at Quitman Federal Savings Bank's office.

C.       Example

D.       Size

         The counter card will be  approximately  8 1/2" x 11".
         The lobby poster will be approximately 16" x 20".

C.

                             POSTER OR COUNTER CARD


================================================================================


                           "TAKE STOCK IN OUR FUTURE"



                             "QUITMAN BANCORP, INC.

                            STOCK OFFERING MATERIALS

                                 AVAILABLE HERE"



                          QUITMAN FEDERAL SAVINGS BANK


================================================================================

                               VII. Proxy Reminder


A.       Explanation

         A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

         The target vote depositors are determined by the conversion agent.

B.       Example

C.       Size

         Proxy reminder is approximately 8 1/2" x 11".

B.       Example
--------------------------------------------------------------------------------

                            P R O X Y R E M I N D E R

                          Quitman Federal Savings Bank


YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED.
YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE PLAN.

VOTING FOR THE CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY  PURCHASE  STOCK IF YOU WISH,  BUT VOTING DOES NOT  OBLIGATE  YOU TO BUY
STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR DELIVER, THE PROXY CARD TO QUITMAN FEDERAL SAVINGS BANK TODAY.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.  THANK YOU.

                    THE BOARD OF DIRECTORS AND MANAGEMENT OF
                          QUITMAN FEDERAL SAVINGS BANK
-----------------------------------------------------------------

                        IF YOU RECENTLY MAILED THE PROXY,
              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.
                  FOR FURTHER INFORMATION CALL (912) 263-4243.

This does not constitute an offer to sell, or the solicitation of an offer to buy, shares of Quitman Bancorp, Inc. common stock offered in the conversion, nor does it constitute the solicitation of a proxy in connection with the conversion. Such offers and solicitations of proxies are made only by means of the Prospectus and the Summary Proxy Statement, respectively. There shall be no sale of stock in any state in which any offer, solicitation of an offer or sale of stock would be unlawful.

THE STOCK WILL NOT BE INSURED BY THE FDIC OR ANY GOVERNMENTAL AGENCY.

--------------------------------------------------------------------------------

  This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the prospectus. These shares have not been approved or disapproved by the Securities and Exchange Commission, the Office of Thrift Supervision or the Federal Deposit Insurance Corporation, nor has such commission, office or corporation passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is unlawful.



New Issue                                                     ____________, 1998

                                 575,000 Shares

                     These shares are being offered pursuant
                         to a Plan of Conversion whereby

                          Quitman Federal Savings Bank



                             Quitman, Georgia, will
                   convert from a federal mutual savings bank
                     to a federal capital stock savings bank
                     and become a wholly owned subsidiary of


                              Quitman Bancorp, Inc.


                                  Common Stock


                                 ---------------


                             Price $10.00 Per Share


                                 ---------------


                            Trident Securities, Inc.


                For a copy of the prospectus call (912) 263-4243.



Copies of the prospectus may be obtained in any State in which this announcement is circulated from Trident Securities, Inc. or such other brokers and dealers as may legally offer these securities in such state.


   The stock will not be insured by the FDIC or any other government agency.

--------------------------------------------------------------------------------